UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 1998
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                          WASHINGTON GAS LIGHT COMPANY
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             (Exact name of registrant as specified in its charter)



District of Columbia and Virginia           1-1483             53-0162882
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  (State or other jurisdiction            (Commission         (IRS Employer
        of incorporation)                  File Number)     Identification No.)

1100 H Street, N.W., Washington, D.C.                              20080
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:      (703) 750-4440
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                                     NONE
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        (Former name or former address, if changed since last report)

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Item 5.        Other Events
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     On November 12, 1998, Washington Gas Light Company (the "Company") executed an Underwriting Agreement and a Price Determination Agreement with PaineWebber Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated, and A.G. Edwards and Sons, Inc. (the "Representatives") relating to the public issuance of up to 2.3 million shares of the Company's common stock. Two million shares (the "Firm Shares") were delivered against payment on November 17, 1998.

     On November 18, 1998, the Representatives exercised the option to purchase an additional 300,000 shares of the Company's common stock (the "Option Shares") under the same terms and conditions as the Firm Shares. The Option Shares were delivered against payment on November 23, 1998.

     A copy of the Underwriting Agreement and Price Determination Agreement are filed as an Exhibit to this Form 8-K.


Item 7.        Financial Statements and Exhibits
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     Underwriting  Agreement  and  Price  Determination  Agreement,  each  dated
November 12, 1998, among PaineWebber, Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., as Representatives of the several Underwriters named therein, and Washington Gas Light Company relating to the issue and sale of up to 2.3 million shares of the Company's common stock.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 WASHINGTON GAS LIGHT COMPANY
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                                                         (Registrant)



Date:   November 25, 1998                   By:  /s/ ROBERT E. TUORINIEMI
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                                                     Robert E. Tuoriniemi
                                                          Controller

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Item 7.        Exhibit
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Exhibit filed herewith:

Exhibit No.         Description of Exhibit
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   1                Underwriting Agreement







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